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                                   EXHIBIT 19

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ONYX ACCEPTANCE GRANTOR TRUST 1997-1                                                            Distribution Date Statement
6.55% AUTO LOAN PASS-THROUGH CERTIFICATES                                                                         23-May-97

COLLECTION PERIOD BEGINNING ON:     04/01/97
COLLECTION PERIOD ENDING ON:        04/30/97
DISTRIBUTION DATE:                  05/15/97

 1  Original Pool Balance                                                                                    $90,000,000.00
 2  Collection Period Beginning Pool Balance                                                                 $85,793,162.21
 3  Collection Period Beginning Pool Balance Factor                                                                0.953257

    COMPUTATION OF COLLECTION ACCOUNT AMOUNTS AVAILABLE FOR DISTRIBUTION
 4  Total Collections from Obligors 01-Apr-97 to 30-Apr-97                                                    $4,071,745.18
 5  Full Prepayments through first 5 business days of current month (Precompute only)                            167,929.49
5a  Full Prepayments through first 5 business days of current month (Simple interest only)                       158,273.65
 6  Full Prepayments included in Prior Collection Period (Precompute only)                                       257,683.24
6a  Full Prepayments included in Prior Collection Period (Simple Interest only)                                  321,843.04
 7  Partial Prepayments deposited to PayAhead Acct                                                                50,472.30
 8  Amounts Withdrawn from PayAhead Acct & Deposited to Collection Acct                                                0.00
 9  Yield Supplement Amount to be Deposited to Collection Account                                                      0.00
10  Net Liquidation Proceeds on Defaulted Contracts 01-Apr-97 to 30-Apr-97                                             0.00
11  Net Liquidation Proceeds first 5 business days of current month                                                    0.00
12  Net Liquidation Proceeds included in Prior Collection Period                                                       0.00
13  Net Insurance Proceeds                                                                                             0.00
14  Net Insurance Proceeds first 5 business days of current month                                                      0.00
15  Net Insurance Proceeds included in Prior Collection Period                                                         0.00
16  Aggregate Amount of Repurchased Contracts                                                                          0.00
17  Reinvestment Earnings on Funds in Collection Acct 01-Apr-97 to 30-Apr-97                                      14,375.12
                                                                                                                  ---------

18  COLLECTION ACCOUNT AMOUNTS AVAILABLE  (4+5+5A-6-6A-7+8+9+10+11-12+13+14-15+16+17)                         $3,782,324.86

    COMPUTATION OF CERTIFICATE ENDING POOL BALANCE
19  Collection Period Beginning Pool Balance                                                                 $85,793,162.21
20  Scheduled Principal Decline (recomputed actuarial) Precompute contracts only                                 700,323.89
20a Principal Collected: Payments only - Simple Interest contracts                                               492,351.04
20b Principal Collected: Full Prepayments - S.I. through month-end 08-Apr-97 to 30-Apr-97                        547,728.44
20c Full Prepayments through first 5 business days of current month: Simple Interest only                        158,273.65
21  Full Prepayments: Precompute only through month end 08-Apr-97 to 30-Apr-97                                   706,399.71
22  Full Prepayments through first 5 business days of current month: Precompute only                             167,929.49
23  Defaulted Contracts (Liquidated Proceeds received) 08-Apr-97 to 30-Apr-97                                          0.00
23a Defaulted Contracts (Liquidated Proceeds received) thru 1st 5 business days of current month                       0.00
24  Defaulted Contracts (4 or more periods.Liquidated Proceeds not received)                                           0.00
24a Defaulted Contracts (4 or more periods.Liquidated Proceeds not received) thru 1st 5 bus. days
    of current mo.                                                                                                     0.00
25  Repurchased Contracts                                                                                              0.00
                                                                                                                       ----
26  CERTIFICATE ENDING POOL BALANCE (19-20-20A-20B-21-22-23-23A-24-24A-25)                                   $83,020,155.99
    CERTIFICATE ENDING BALANCE POOL FACTOR                                                                         0.922446

27  PRINCIPAL DISTRIBUTION AMOUNT (19-26)                                                                     $2,773,006.22

    DISTRIBUTIONS FROM COLLECTION ACCOUNT
28  Principal Distribution Amount                                                                             $2,773,006.22
29  Interest Distribution Amount (6.55% / 12)                                                                    468,287.68
30  Servicing Fee Payable to Servicer (1.0% / 12)                                                                 71,494.30
31  Surety Fee Payable to Surety (0.20% / 360 * Days in Collection Period)                                        14,298.86
31a Reinsurance Fee Payable to Surety (2.50%/360 * Days in period * lesser of $1,800,000 or 41-43)                 3,750.00
32  Reinvestment Earnings Payable to Finco                                                                        14,375.12
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33  TOTAL DISTRIBUTIONS FROM COLLECTION ACCOUNT (28+29+30+31+31A+32)                                          $3,345,212.18

34  TOTAL EXCESS SPREAD AVAILABLE FOR DEPOSIT TO SPREAD ACCOUNT   (18-33)                                       $437,112.68

    SPREAD ACCOUNT RECONCILIATION
35  Initial Deposit                                                                                                 $100.00
36  Deposits to Spread Account Prior Collection Periods                                                         $337,146.16
37  Deposit to Spread Account this Collection Period (34)                                                       $437,112.68
38  Reinvestment Earnings on Funds in Spread Acct 01-Apr-97 to 30-Apr-97                                            $771.37
39  Draws from Spread Account Prior Periods                                                                           $0.00
                                                                                                                      -----

40  SPREAD ACCOUNT BALANCE (35+36+37+38-39)                                                                     $775,130.21

41  Required Spread Account Balance (Max of 6% x (26) or 2% x (1) )                                           $4,981,209.36

42  Draws from Spread Account this Collection Period ((40 - 41) if positive, 0 otherwise)                             $0.00
43  Spread Account Balance net of Draws this Collection Period (40 - 42)                                        $775,130.21

    DELINQUENCY STATISTICS
44  Number of Accts Delinquent 30 - 59 Days                                                                              48
45  Number of Accts Delinquent 60 - 89 Days                                                                              17
45a Number of Accts Deliquent 90 Days and Over                                                                            0
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
46  Total Number of Delinquent Accounts 30 Days and Over                                                                 65

47  Aggregate Net Outstanding Balance of Delinquent Loans 30-59 days                                               $566,251
48  Aggregate Net Outstanding Balance of Delinquent Loans 60 - 89 days                                             $237,750
48a Aggregate Net Outstanding Balance of Delinquent Loans 90 days and over                                               $0
                                                                                                                         --
49  Total Aggregate Net Outstanding Balance of Delinquent Loans (44 + 45)                                          $804,002

50  Policy Claim Amount                                                                                               $0.00

    REPOSSESSION STATISTICS
51  Number of Accounts in Repo Inventory @ Beginning of Collection Period                                                 0
52  Number of Accounts Repossessed During Collection Period                                                              11
53  Number of Repo'd Accounts Sold or Reinstated During Collection Period                                                 0
54  Number of Accounts in Repo Inventory @ End of Collection Period                                                      11

55  Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ Beginning of
    Collection Period                                                                                                 $0.00
56  Aggregate Net Outstanding Balance of Accounts Repossessed During Month                                       146,354.54
57  Aggregate Net Outstanding Balance of Repo Accounts Sold or Reinstated During
    Month                                                                                                              0.00
                                                                                                                       ----
58  Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ End of Collection
    Period                                                                                                      $146,354.54


    YIELD SUPPLEMENT ACCOUNT BALANCE
59  Initial Deposit less Prior Period Drawdowns                                                                       $0.00
60  Draws from Yield Supplement to Collection Account this Collection Period                                          $0.00
                                                                                                                      -----
61  Yield Supplement Account Balance                                                                                  $0.00

    ACCOUNTS OUTSTANDING
62  Original Accounts Outstanding                                                                                     7,318
63  Remaining Number of Accounts Outstanding @ End of Collection Period                                               6,964

    NET YIELD
64  Interest Collected on Contracts                                                                              994,943.52
65  Interest Collected on Contracts - Prior Collection Period                                                    759,021.16
66  Interest Collected on Contracts - Two Collection Periods Ago                                                       0.00
67  Liquidated Contract Balances (less Liquidation proceeds)                                                           0.00
68  Liquidated Contract Balances (less Liquidation proceeds) - Prior Collection Period                                 0.00
69  Liquidated Contract Balances (less Liquidation proceeds) - Two Collection Periods Ago                              0.00
70  Interest Paid to Certificate Holders                                                                         468,287.68
71  Interest Paid to Certificate Holders - Prior Collection Period                                               327,500.00
72  Interest Paid to Certificate Holders - Two Collection Periods Ago                                                  0.00
73  Servicing Fees Paid to Servicer                                                                              $71,494.30
74  Servicing Fees Paid to Servicer -  Prior Collection Period                                                   $75,000.00
75  Servicing Fees Paid to Servicer - Two Collection Periods Ago                                                      $0.00
76  Certificate Ending Pool Balance                                                                          $83,020,155.99
77  Certificate Ending Pool Balance - Prior Collection Period                                                $85,793,162.21
78  Certificate Ending Pool Balance - Two Collection Periods Ago                                                      $0.00

79  NET YIELD                                                                                                         5.77%

    A.P.R. OF TRUST CONTRACTS
80  Dollar Weighted A.P.R. of Contracts @ Cutoff Date                                                                13.86%
81  Dollar Weighted A.P.R. of Remaining Contracts in Trust as of End of Collection Period                            13.91%


    CREDIT LOSSES
82  Gross Credit Losses during Collection Period (23+23a+24+24a)                                                      $0.00
83  Recoveries during Collection Period (10+11-12)                                                                     0.00
                                                                                                                       ----
84  NET CREDIT LOSSES DURING COLLECTION PERIOD (82-83)                                                                $0.00

85  CUMULATIVE NET CREDIT LOSSES                                                                                      $0.00
86  CUMULATIVE NET CREDIT LOSSES AS A PERCENT OF ORIGINAL CERTIFICATE BALANCE (85 / 1)                                0.00%

87  Net Charge-off Percentage - Current Collection Period - (Annualized)                                              0.00%
88  Charge-off Percentage - Average of last 3 Collection Periods                                                      0.00%

89  Repos in Inventory delinquent 30 to 60 days ($)                                                              $92,218.00
90  Delinquent Contract Percentage ($ past due 60 days or more + repo inventory past due
    30 to 60 days)                                                                                                    0.40%
91  Delinquency Percentage (3 month rolling avg)                                                                      0.14%

92  Remaining Weighted Average Maturity (Months)                                                                       54.8
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    I certify that the computations reflected above for the collection period ended 30-Apr-97 are accurate and have been prepared in accordance with the
    Pooling and Servicing Agreement dated March 1, 1997.


    By:______________________________________             Date:_________________

    Name:   Don Duffy
    Title:  Executive Vice President



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